UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2017

GROUPON, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-35335 (Commission File Number)	27-0903295 (I.R.S. Employer Identification No.)

600 West Chicago Avenue, Suite 400 Chicago, Illinois (Address of principal executive offices)	60654 (Zip Code)

312-334-1579
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

(a), (b) As previously disclosed, the Audit Committee of the Board of Directors of Groupon, Inc. (the "Company") determined, consistent with good governance practices, to review the selection of the Company’s independent auditor for the fiscal year ending December 31, 2017. The Company conducted a competitive request for proposal process with several independent registered public accounting firms, including its incumbent independent auditor, Ernst & Young LLP ("EY"). Following the conclusion of this process, with the approval of the Audit Committee, on May 18, 2017, the Company dismissed EY, and on May 22, 2017, Deloitte & Touche LLP ("Deloitte") was engaged to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The change in the Company’s independent auditor is effective immediately, and Deloitte will perform the review of the Company’s interim quarterly period ending June 30, 2017.

The audit reports of EY on the Company’s consolidated financial statements for the years ended December 31, 2016 and 2015 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principle.

During the fiscal years ended December 31, 2016 and 2015 and during the subsequent interim periods through the date of this Current Report on Form 8-K (the "Report"), there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) between the Company and EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of the disagreements in connection with EY’s report on the Company’s consolidated financial statements for such fiscal years. During the fiscal years ended December 31, 2016 and 2015 and during the subsequent interim periods through the date of this Report, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided EY with a copy of this Report prior to its filing with the Securities and Exchange Commission ("SEC") and requested that EY provide the Company with a letter addressed to the SEC stating whether EY agrees with the statements made by the Company in accordance with Item 304(a) of Regulation S-K. A copy of the letter, dated May 23, 2017, furnished by EY in response to that request, is filed as Exhibit 16.1 to this Report.

During the two most recent fiscal years ended December 31, 2016 and 2015 and during the subsequent interim periods through the date of this Report, neither the Company nor anyone acting on its behalf has consulted with Deloitte regarding:

(i)	The application of accounting principles to a specified transaction, either completed or proposed; or

(ii)
The type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that Deloitte concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or

(iii)	Any matter that was either the subject of a disagreement or a reportable event, as each term is defined in Items 304(a)(1)(iv) or (v) of Regulation S-K, respectively.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:
Exhibit No.	Description
16.1	Letter of Ernst & Young LLP, dated May 23, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROUPON, INC.

Dated: May 23, 2017	By:	/s/ Michael Randolfi
	Name:	Michael Randolfi
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
16.1	Letter of Ernst & Young LLP, dated May 23, 2017